Exhibit 99.2
The Ensign Group to Present at Oppenheimer 20th Annual Healthcare Conference
MISSION VIEJO, California, October 29, 2009 — The Ensign Group, Inc. (NASDAQ: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, hospice care and assisted living companies, announced today that it will participate in the Oppenheimer & Co. 20th Annual Healthcare Conference on November 3-4, 2009 in New York City.
Christopher Christensen, the company’s president and chief executive officer, Suzanne D. Snapper, the company’s chief financial officer, and Gregory K. Stapley, the company’s Vice President and General Counsel, will discuss the company’s operations, growth strategy and related information on Wednesday, November 4, 2009 at 3:20 p.m. Eastern Time.
A live audio webcast of the company’s presentation will be accessible at http://www.veracast.com/webcasts/opco/healthcare09/48212372.cfm. A recording of the webcast will be available at the same URL until February 2, 2010.
About Ensign™
The Ensign Group, Inc.’s operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, hospice care, physical, occupational and speech therapies, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 73 care facilities in California, Arizona, Texas, Washington, Utah, Idaho and Colorado. More information about Ensign is available at www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
The presentation and webcast may include forward-looking statements that are based on management’s current expectations, assumptions and beliefs about the company’s business, financial performance, operating results, industry and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the company’s actual results to materially and adversely differ from those expressed in any forward-looking statement.
Risks and uncertainties affect Ensign’s business, industry and common stock. Attendees and listeners should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including the company’s recently filed Forms 10-K and 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release or the webcast.
Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net
SOURCE: The Ensign Group, Inc.